Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-effective Amendment No. 1on Form S-3 to Form S-1 Registration Statement of our report relating to the financial statements of United States Commodity Funds LLC (formerly Victoria Bay Asset Management, LLC) as of December 31, 2008 and 2007 and for the years then ended and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
June 12, 2009